Exhibit 5
                          CORPORATE LEGAL SERVICES. LLP
                                2224 Main Street
                            Santa Monica, California
                                      90405

                    (TEL:  310-396-4400  FAX:  310-396-3290)

                    OPINION OF CORPORATE LEGAL SERVICES, LLP


                                December 6, 2002

Board  of  Directors
Rubincon  Ventures  Inc.
4761  Cove  Cliff  Road
North  Vancouver,  B.C.
Canada,  V7G  1H8

     Re:     Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

     We have acted as special counsel to Rubincon Ventures Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the 1,000,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), being registered as described in the Registration Statement.


     In connection with this opinion, we have reviewed: (i) the Restated Certificate of Incorporation, as amended to date and currently in effect; (ii) certain shareholder and board minutes and consents as provided to us by management; (iii) the Bylaws of the Company; (iv) various other resolutions of the board of the stockholders of the Company; (v) the Registration Statement; and (vi) such other documents as we have deemed appropriate. As to factual matters we have relied upon a certificate supplied to us by an officer of the Company. In rendering the opinion expressed herein, we have assumed, without investigation, the validity of all documents and the accuracy of all information supplied to us by the Company.


     Members of our firm are admitted to the bar in the State of California and we express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when (i) the Registration Statement becomes effective, and (ii) certificates representing the Shares have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in full as described in the Registration Statement, will have been duly authorized and the Shares will be validly issued, fully paid and nonassesable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to this firm under "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.




     Very  truly  yours,

     CORPORATE  LEGAL  SERVICES,  LLP

     /S/  CORPORATE  LEGAL  SERVICES,  LLP